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                                                                    EXHIBIT 10.1



                             MODIFICATION AGREEMENT



        THIS MODIFICATION AGREEMENT made as of the _____ day of August, 2000 by and among ESAT, INC., a Nevada corporation (the "Company"), and WENTWORTH LLC, a Cayman Islands limited liability company ("Purchaser").


                              W I T N E S S E T H:

        WHEREAS, the parties hereto have previously executed and delivered the Transaction Documents, as more particularly defined in the Series D Convertible Preferred Stock Securities Purchase Agreement dated April 13, 2000 (a copy of which has been filed with the Securities and Exchange Commission as an Exhibit to the Company's Form S-1 effective July 6,2000); and

        WHEREAS, the parties have agreed to modify certain terms and provisions of the Securities Purchase Agreement.

        NOW , THEREFORE, it is agreed by and between the parties as follows:

        1. The Company agrees, by all necessary corporate action, to cause the Certificate of Designations (the "Series D Certificate") for the Series D 6% Convertible Preferred Stock to be amended as set forth in the amended Certificate annexed hereto as Exhibit A, and to file same promptly with the Secretary of State of the State of Nevada. The Purchaser, as the sole shareholder of the Series D 6% Convertible Preferred Stock, consents to said amendment.

        2. (a) Purchaser agrees to purchase an additional $3,000,000 in Series E 6% Convertible Preferred Stock (the "Additional Stock") upon the terms and conditions of the Certificate of Designation for Series E 6% Convertible Preferred Stock (the "Series E Certificate") annexed hereto as Exhibit B. The Closing shall occur upon proof of filing of said amended Series D Certificate, the Series E Certificate, and delivery of an opinion of counsel for the Company as to due authorization by the Company.




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           (b) The obligations of Purchaser under that certain Additional
Agreement dated December 29, 1999, as amended by that letter dated April 13, 2000, to purchase the Common Stock of the Company is hereby amended to $7,000,000.

        3. The Purchaser shall be entitled to receive at closing a credit to the Purchase Price of the Series E Stock in the sum of $126,667, representing penalties due under the Registration Rights Agreement for the Series C Convertible Preferred Stock.

        4. The Company agrees to pay any fees due to Grayson & Associates, Inc. ("Grayson") with respect to the purchase of the Additional Stock.

        5. Purchaser is to receive Warrants for the Additional Stock equal to fifty (50%) percent of the Warrants which would be issued pro rata to the provisions of the Series D Transaction Documents. Grayson shall receive Warrants at the closing under the terms of the Series D Transaction Documents, and Grayson's agreement with the Company..

        6. Except as specifically set forth herein, nothing contained herein shall in any way be deemed to effect or modify the representations, warranties, rights and obligations of the respective parties as set forth in the Series D Transaction Documents.

        7. As hereby modified and amended, the Series D Transaction Documents remain in full force and effect.

        8. The Company undertakes, not later than August 20, 2000, to file any necessary amendment to the Registration Statement currently filed with the Securities and Exchange Commission, or a new Registration Statement in respect of the resale of the Shares issuable upon conversion of the Additional Stock and the Warrants represented by this Agreement.

        WHEREFORE, the parties have executed this agreement as of the date first above written.



                                       ESAT, INC.



                                       By: _____________________________________
                                             Name: _____________________________
                                             Title: ____________________________




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                                       WENTWORTH LLC



______________________                 By: _____________________________________
                                             Name: _____________________________
______________________                       Title: ____________________________